Exhibit 99.1

News Release
Sunoco LP Announces Thomas R. Miller, Chief Financial Officer, to Retire

DALLAS, June 1, 2020 - Sunoco LP (NYSE: SUN) (“SUN” or the “Partnership”) announced today that Thomas R. Miller, Chief Financial Officer, will retire from Sunoco GP LLC, the general partner of Sunoco LP, as of September 1, 2020.

“On behalf of the entire Board and management team, I thank Tom for his valuable contributions during his years with Sunoco LP and wish him and his family the best,” said Joe Kim, CEO of Sunoco LP. “During the transition, we will continue to execute and deliver on our stated strategy.”

Sunoco LP (NYSE: SUN) is a master limited partnership with core operations that include the distribution of motor fuel to approximately 10,000 convenience stores, independent dealers, commercial customers and distributors located in more than 30 states as well as refined product transportation and terminalling assets. SUN's general partner is owned by Energy Transfer Operating, L.P., a wholly owned subsidiary of Energy Transfer LP (NYSE: ET).
Forward-Looking Statements
This news release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. In addition to the risks and uncertainties previously disclosed, the Partnership has also been, or may in the future be, impacted by new or heightened risks related to the COVID-19 pandemic and the recent sharp decline in commodity prices, and we cannot predict the length and ultimate impact of those risks. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our website at www.SunocoLP.com

Contacts
Investors:
Scott Grischow, Vice President - Investor Relations and Treasury
(214) 840-5660, scott.grischow@sunoco.com
Derek Rabe, CFA, Manager - Investor Relations, Growth and Strategy
(214) 840-5553, derek.rabe@sunoco.com
Media:
Alexis Daniel, Manager - Communications
(214) 981-0739, alexis.daniel@sunoco.com